EXHIBIT 23.1
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PRICEWATERHOUSCOOPERS
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                                                  PRICEWATERHOUSCOOPERS LLP
                                                  CHARTERED ACCOUNTANTS
                                                  111 5th Avenue SW, Suite 3100
                                                  Calgary, Alberta
                                                  Canada T2P 5L3
                                                  Telephone + 1 (403) 509 7500
                                                  Facsimile + 1 (403) 781 1825


CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the incorporation by reference, in the Registration Statement of EnCana Corporation (the "Registrant") on Form S-8, of the Annual Report of the Registrant on Form 40-F, dated February 23, 2007, for the year ended December 31, 2006, which document makes reference to our auditors' report and our comments by auditor for U.S. readers on Canada-U.S. reporting differences dated February 22, 2007, on the consolidated balance sheets of the Registrant as at December 31, 2006 and 2005, and the consolidated statements of earnings, retained earnings and cash flows for each year in the three-year period ended December 31, 2006.

We also consent to the references to us under the heading "Incorporation of Documents by Reference" and "Exhibits" in the Registration Statement.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chartered Accountants
Calgary, Alberta
February 23, 2007




PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.